As filed with the Securities and Exchange Commission on February 23, 1998
                                                      Registration No. 333-_____


-------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                                    TSR, INC.
             (Exact name of Registrant as specified in its charter)

                  Delaware                                13-2635899
               (State or other                         (I.R.S. employer
       jurisdiction of incorporation)               identification number)


                                 400 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 231-0333

    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                   -----------

                                Joseph F. Hughes
                       President and Chairman of the Board
                                    TSR, Inc.
                                 400 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 231-0333

       (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   -----------

                                   Copies to:

                                Steven A. Fishman
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022

                                   -----------

                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.

                                   -----------

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



 624906.6

         If only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE




                                     Amount to        Proposed Maximum           Proposed Maximum              Amount of
Title of Each Class of               be               Offering Price Per         Aggregate Offering            Registration
Securities to be Registered          Registered       Share(1)                   Price                         Fee(2)

Shares of Common Stock, $.01         660,000           $24.3125                  $16,046,250                   $4,733.64
par value...................

(1)      Estimated solely for purposes of calculating the registration fee.
         Based on the average of the high and low price of the Common Stock as reported on the Nasdaq National Market System on February 18, 1998.

                                   -----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     624906.6

                                   PROSPECTUS

                                 660,000 Shares
                                    TSR, INC.

                                  Common Stock
                                 ---------------

          This Prospectus relates to the public offering of up to 660,000 shares of Common Stock, $.01 par value (the "Common Stock") by the holders thereof (the "Selling Stockholders"). The Selling Stockholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, names of the Selling Stockholders, purchase price, public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

          The Selling Stockholders and any broker-dealer, agents or underwriters that participate with the Selling Stockholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements.

          The Common Stock is traded on the Nasdaq National Market under the symbol "TSRI." On February 20, 1998, the last reported sale price of the Common Stock was $26.25 per share.

          The Company is paying all the expenses of registering the Common Stock under the Securities Act (including filing, legal, and miscellaneous expenses in connection with the registration) which are estimated at $90,000. The Company will not receive any of the proceeds from any sale of the Common Stock by the Selling Stockholders. Each of the Selling Stockholders will severally pay or assume underwriting discounts, brokerage commissions or other charges incurred in any respective sale by them of the Common Stock.

                                 ---------------

                    The Common Stock offered hereby involves
                   certain risks. See "Risk Factors" beginning
                                   at page 4.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is __________ __, 1998.

 624906.6
                                        1

                              AVAILABLE INFORMATION

          The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), covering the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at the following addresses: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov., that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. Such reports, proxy statements and other information concerning the Company can also be inspected at the office of the National Association of Securities Dealers, 1735 K Street, N.W., Washington, D.C. 20006, which supervises the NASDAQ National Market on which the Company's Common Stock is traded under the symbol TSRI.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Commission are incorporated in this Prospectus by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 (File No. 08656), including any documents or portions thereof incorporated by reference therein;

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1997 and November 30, 1997;

          3. The Company's Definitive Proxy Statement dated September 29, 1997 for the Annual Meeting of Shareholders held on October 22, 1997 (File No. 08656), including any documents or portions thereof incorporated by reference therein;

          4. All other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering.

          Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon written or oral request of any such person, a copy of any or all of the information incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into such documents). Requests for such documents should be directed to the Company, TSR, Inc. 400 Oser Avenue, Hauppauge, New York 11788, (516) 231-0333, Attn: John G. Sharkey, Vice President, Finance.

          The Company furnishes to its shareholders annual reports containing audited financial statements.


 624906.6
                                        2

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Except as otherwise noted, the number of Shares have been adjusted to reflect the two-for-one stock split effected as a dividend on November 17, 1997. Unless the context otherwise requires, all references in this Prospectus to the Company refer to TSR, Inc. and its subsidiaries. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                   The Company

          TSR, Inc. (the "Company") provides contract computer programming services and Year 2000 compliance solutions to its clients. The Company, in its contract computer services business, provides technical computer personnel to companies to supplement their in-house information technology ("IT") capabilities. In addition, the Company has developed Catch/21 Year 2000 Compliance Software Solution ("Catch/21 Software Solution"), a software solution that corrects, on a substantially automated basis, problems that may occur in computer software as a result of the century change in the Year 2000 and provides conversion services to customers to make their software applications Year 2000 compliant.

          The Company's clients for its contract computer programming services consist primarily of Fortune 1000 companies with significant technology budgets. These clients are faced with the problem of maintaining and improving the service level of increasingly complex information systems. Accelerating technological changes make it increasingly difficult and expensive for IT managers to maintain the necessary in-house capabilities. In addition, IT managers are often subject to corporate pressures to downsize staff levels and reduce expenses relating to IT personnel, which makes outsourcing of computer personnel requirements an attractive alternative. In the year ended May 31, 1997, the Company provided IT staffing services to approximately 85 clients.

          In recent years, there has been increased awareness of the problems resulting from the inability of many existing software applications to properly interpret dates after the year 1999. The Year 2000 problem has been recognized as a significant challenge facing the IT industry. The Company believes that a significant number of enterprises that use computers have a Year 2000 problem. When the Year 2000 arrives, many software applications will recognize the year 2000 as "00" and interpret it as the year 1900. As a result, many computer applications will generate faulty calculations and companies could suffer serious adverse consequences as a result. It has been estimated by the Gartner Group, an industry research firm, that approximately $300 to $600 billion will be spent by companies and governmental entities to modify applications to address the Year 2000 problem.

          The Company's Catch/21 Software Solution automates to a significant extent the conversion process. Using the Catch/21 Software Solution, the Company provides the full range of services necessary to make a software application Year 2000 compliant, including analysis of the client's code, conversion of the code, implementation of the solution and testing. The Company believes that its Catch/21 Software Solution converts software to be Year 2000 compliant at what the Company believes to be a lower cost and more rapidly than other approaches used by competitors known to the Company. The Catch/21 Software Solution utilizes a sliding century approach, an internal modification technique, which dynamically adjusts the dates in the software application using a separate subroutine and then reinserts the information into the application without changing the program logic or the form in which data is stored. Currently, the Catch/21 Software Solution can be used to convert COBOL and RPG applications. The Company commenced providing Year 2000 conversion services during its 1997 fiscal year.

          The Company was incorporated in Delaware in 1969. The Company's executive offices are located at 400 Oser Avenue, Hauppauge, New York 11788, and its telephone number is (516) 231-0333.


 624906.6
                                        3

          Certain statements contained in "Prospectus Summary - The Company" and "Risk Factors", including statements concerning the development of the Company's Catch/21 product, future prospects and the Company's future cash flow requirements are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projections in the forward-looking statements which statements involve risks and uncertainties, including but not limited to the following: risks relating to the competitive nature of the markets for contract computer programming services and the Year 2000 conversion market, concentration of the Company's business with certain customers and uncertainty as to the Company's ability to attract new customers, and the risk that the Catch/21 Software Solution will not perform satisfactorily or achieve commercial acceptance. Investors are also directed to the risks discussed under the heading "Risk Factors" and elsewhere herein.

                                  RISK FACTORS

          The following risk factors should be carefully considered in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby.

          Dependence Upon Key Personnel and Need for Additional Management Personnel. The Company is dependent on its Chairman of the Board, Chief Executive Officer and President, Joseph Hughes, William Connor, who developed the Catch/21 Software Solution, and Ernest Bago, the President of TSR's contract computer programming services subsidiary. The Company has entered into an employment agreement with Mr. Hughes for a term expiring on May 31, 2002. The Company has also entered into employment agreements with William Connor and Ernest Bago that expire on September 30, 2000 and May 31, 1999, respectively. In addition, the Company will need to add additional management personnel, particularly in its Year 2000 conversion business, as its business continues to grow. Consequently, the Company's success will depend, in part, on its ability to attract such personnel. There can be no assurance that the Company will be able to retain its existing personnel or to find and attract additional qualified employees. The loss of the services of any of the Company's senior management personnel could have a material adverse effect on the Company.

          Dependence on Significant Relationships. In the fiscal year, ended May 31, 1997, the Company's two largest clients, AT&T Corp. ("AT&T") and International Business Machines Corp. ("IBM"), accounted for 16.3% and 10.3%, respectively, of the Company's consolidated revenues. The services provided to IBM related primarily to projects outsourced to IBM by Lucent Technologies, Inc ("Lucent"). In the fiscal year ended May 31, 1996, AT&T (prior to the separation of Lucent from AT&T) accounted for 22.4% of the Company's consolidated revenues. Client contract terms vary depending on the nature of the engagement, and there can be no assurance that a client will renew a contract when it terminates. In addition, the Company's contracts, including those with IBM, Lucent and AT&T, are generally cancellable by the client at any time on short notice, and clients may unilaterally reduce their use of the Company's services under such contracts without penalty. The termination or significant reduction of its business relationship with any of its significant clients would have a material adverse effect on the Company's financial condition and results of operations. The Company has recently increased its marketing staff and is focusing its marketing

 624906.6
                                        4
efforts on expanding its client base in the contract computer programming business. However, there can be no assurance that these efforts will be successful.

         Competitive Market for Technical Personnel. The Company's success is dependent upon its ability to attract and retain qualified professional computer professionals to provide as temporary personnel to its clients and to work on its Year 2000 conversion projects. In particular, competition for the limited number of qualified professionals with a working knowledge of certain sophisticated computer languages, which the Company requires for its contract computer services business, is intense. The Company believes that there is a shortage of, and significant competition for, software professionals with the skills and experience necessary to perform the services offered by the Company.

          The Company's ability to maintain and renew existing engagements and obtain new business in its contract computer programming business depends, in large part, on its ability to hire and retain technical personnel with the IT skills that keep pace with continuing changes in software evolution, industry standards and technologies and client preferences. Although the Company generally has been successful in attracting employees with the skills needed to fulfill customer engagements, demand for qualified professionals conversant with certain technologies may outstrip supply as new and additional skills are required to keep pace with evolving computer technology or as competition for technical personnel increases. Increasing demand for qualified personnel could also result in increased expenses to hire and retain qualified technical personnel and could adversely affect the Company's profit margins.

          While the Company may also face competition for technical personnel in its Year 2000 conversion business, the Company does not expect the competition to materially affect its ability to retain or attract necessary personnel for its Year 2000 conversion business. Due to the extent of the automation of the conversion process using the Catch/21 Software Solution, the Company does not require sophisticated technical personnel for most of the work associated with a conversion project.

         Risks Associated with Year 2000 Market

          Risk Relating to Expanding Into New Business. The Company's revenues in recent years have resulted primarily from its contract computer programming services business. The Company expects that the Year 2000 business will become a significant part of its business. Accordingly, the Company's future success will be dependent in part on its Year 2000 business and its ability to manage the expansion in the Company's business. As a result of the expansion into the Year 2000 business, the Company will be subject to risks to which it was not previously exposed. In addition, the demand for Year 2000 conversion services is not likely to continue significantly after the end of 1999. There can be no assurance that the Company will be successful in applying the experience it gains in connection with its Year 2000 conversion services to enable it to provide services for other conversion projects.

          Recent Entry in and Dependence on Year 2000 Market. The Year 2000 conversion market is relatively new and the Company has only recently entered into this market. A key element of the

 624906.6
                                        5

Company's business strategy and a significant component of the Company's potential for future growth is the development of its Year 2000 conversion business. Although the Company believes that the demand for services relating to the Year 2000 problem will grow, there can be no assurance that this market will develop to the extent anticipated by the Company, if at all. The Company's Year 2000 conversion business is in the early stages. While the Company has entered into agreements with customers relating to Year 2000 conversion projects, such agreements do not provide for any minimum number of lines of code in an application to be converted and there can be no assurance customers will continue to provide application for conversion by the Company, that the Company will continue to attract new customers or that the Company will achieve commercial success in the Year 2000 market. There can be no assurance that potential clients will understand or acknowledge the problem or allocate the resources to address the problem in a timely manner.

          Many organizations may attempt to resolve the Year 2000 problem internally rather than contract with outside firms such as the Company. In addition, due in part to the magnitude of the financial commitment and the commitment of resources necessary to address the Year 2000 problem, the Company believes that there is an extended decision-making process before potential clients commit to a Year 2000 conversion project. Due to these factors, development of the market for Year 2000 products and services is uncertain and unpredictable. While the Company believes that the Year 2000 business will continue for a period after the Year 2000 and will result in additional conversion business, there can be no assurance as to the extent that there will be demand for services relating to the Year 2000 problem after the Year 2000 or to the extent any other conversion services provided by the Company will achieve commercial acceptance.

          Costs  Relating  to Year  2000  Problem.  The  Company  uses  salaried employees for its Year 2000 conversion business resulting in costs which are incurred whether or not anticipated revenues are realized. In contrast, the Company's contract computer programming services business uses per diem employees who are only hired to staff particular projects. If the market for Year 2000 products and services fails to grow, or grows more slowly than anticipated or the Company's Catch/21 Software Solution does not achieve anticipated levels of acceptance, the Company's results of operations and future growth could be materially adversely affected.

          Fixed Price Contracts; Risks of Termination. The Company's strategy in the Year 2000 conversion field is to offer its Year 2000 conversion services for analysis, conversion and testing of software applications on a fixed-price basis rather than pursuant to contracts in which payment to the Company is determined solely on a time-and-materials basis. Pursuant to these agreements, the Company is compensated based on the number of lines of code in an application converted, and the Company's revenues from a project are dependent on successful acceptance testing and satisfactory performance of the client's converted software application. These contracts are generally terminable by either party upon written notice. In addition, if the contract is terminated prior to completion of a project, the Company will not be entitled to revenues from a conversion project. Although the Company believes that, using its proprietary Catch/21 Software Solution, it can successfully complete conversion projects on a timely basis, there can be no assurance that the Company will be successful and that, as a result of these contract terms, the Company's expenses on a project will not exceed its

 624906.6
                                        6
revenues or that the converted program will perform satisfactorily and the Company will receive revenues from a conversion project.

          Rapid Technological Change. The market for the Year 2000 conversion services is relatively new and is expected to be characterized by rapidly changing technology, evolving industry standards and new product introductions and enhancements that may render existing products obsolete. In particular, a number of companies are currently engaged in developing Year 2000 software solutions and the Company's success in the Year 2000 conversion field could be adversely affected if more automated or efficient software solutions are developed by others. As a result, the Company's market position could erode rapidly due to unforeseen changes in the features and functionality of competing products. There can be no assurance that competitors will not develop a fully automated solution to the Year 2000 problem which is superior to the Company's approach. The development by a competitor of a fully automated system (or other improved software systems) would adversely affect the Company's ability to compete. The Company's future success will depend in part upon its ability to enhance its existing services to meet changing client requirements.

          Intellectual Property Rights. The Company's success in the Year 2000 compliance solution services business is dependent upon its Catch/21 Software Solution and other proprietary intellectual property rights. The Company has filed a patent application covering certain aspects of its Catch/21 software solution. There can be no assurance that this patent application will result in patents being issued. Even if the Company obtains patent rights, the Company believes that the protection of its rights will depend primarily on its proprietary technology and techniques which constitute "trade secrets." There can be no assurance that any patents which may be issued to the Company will afford adequate protection to the Company or not be challenged, invalidated, infringed or circumvented. The Company is aware of other patent applications that have been filed with respect to Year 2000 compliance software programs. It is possible that others may have been or will be granted patents claiming products or processes that are necessary for or useful to the development or continued use of the Catch/21 Software Solution and that legal action could be brought against the Company claiming infringement. In the event that the Company is unsuccessful in any action with respect to any such a claim, the Company may be required to obtain licenses to such patents or to other patents or proprietary technology in order to continue to utilize the Catch/21 Software Solution. There can be no assurance the Company will be able to obtain such licenses on commercially reasonable terms, if at all.

          The Company relies primarily upon a combination of trade secret, nondisclosure and other contractual arrangements, technical measures and copyright and trademark laws to protect its proprietary rights. The Company generally enters into confidentiality agreements with its employees, consultants, clients and potential clients and limits access to and distribution of its proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary information or that the Company will be able to detect unauthorized use and take appropriate steps to enforce its intellectual property rights.

          Dependence on Computer Industry Trends. The Company's future success in the contract computer programming services business is dependent upon the continuation of a number of trends

 624906.6
                                        7
in the computer industry, including the overall increase in the sophistication and interdependency of computing technology and a focus by IT managers on cost-efficient solutions. The Company believes these trends have resulted in an increased demand for supplemental technical personnel to meet specific needs in the contract computer services business. The Company's business and growth will depend in large part on this movement continuing. There can be no assurance that these trends will continue, as organizations may elect to perform such services in-house or out-source such functions to companies that do not utilize temporary staffing, such as that provided by the Company, or that the trends, should they continue, will not serve as an inducement to other companies to enter the Company's market. A significant reversal of current trends could have a material adverse effect on the Company's financial condition and results of operations.

          Fluctuations in Quarterly Operating Results. The Company's revenues and operating results are subject to significant variations from quarter to quarter. Revenues are subject to fluctuation based upon a number of factors, including the timing and number of client projects commenced and completed during the quarter, delays incurred in connection with projects, the growth rate of the market for contract computer programming services and the Year 2000 conversion services, the timing of agreements for, and the completion of, Year 2000 conversion projects and general economic conditions. For example, the growth rate of the Company's contract computer programming services agreements was accelerated as a result of a few large projects, and at the end of the Company's quarter ended May 31, 1997, a large contract computer programming services project for AT&T ended, which has slowed the rate of the Company's revenue growth in its 1998 fiscal year. In addition, the timing of revenues in the Company's Year 2000 conversion business has been affected by the timing of entering into new agreements and the receipt of lines of code for conversion from existing and new customers. Unanticipated termination of a project or the decision by a client not to proceed to the next stage of a project anticipated by the Company could result in decreased revenues and lower utilization rates which could have a material adverse effect on the Company's business, operating results and financial condition. The principal factors affecting the Company's gross margin are the level of salary and other compensation related expenses necessary to retain qualified technical personnel and the mix of contract computer programming services versus Year 2000 conversion services, which is a higher margin business than the contract computer programming services, during the quarter. Compensation levels can be impacted by a variety of factors, including competition for highly skilled employees and inflation. The Company's operating results are also subject to fluctuation as a result of other factors.

          Competition. The technical staffing industry is highly competitive and fragmented and has low barriers to entry. The Company competes for potential clients with providers of outsourcing services, systems integrators, computer systems consultants, other providers of technical staffing services and, to a lesser extent, temporary personnel agencies. The Company competes for technical personnel with other providers of technical staffing services, systems integrators, providers of outsourcing services, computer systems consultants, clients and temporary personnel agencies. Many of the Company's competitors are significantly larger and have greater financial resources than the Company. The Company believes that the principal competitive factors in obtaining and retaining clients are accurate assessment of clients' requirements, timely assignment of technical employees with appropriate skills and the price of services. The principal competitive factors in attracting qualified

 624906.6
                                        8
technical personnel are compensation, availability, quality and variety of projects and schedule flexibility. The Company believes that many of the technical personnel included in its database may also be pursuing other employment opportunities. Therefore, the Company believes that its responsiveness to the needs of technical personnel is an important factor in the Company's ability to fill projects. Although the Company believes it competes favorably with respect to these factors, it expects competition to increase, and there can be no assurance that the Company will remain competitive.

          The market for IT services addressing the Year 2000 problem is highly competitive and is expected to become more competitive as others enter this segment of the business. The Company's competitors include systems consulting and implementation firms, application software firms, service groups of computer equipment companies, general management consulting firms and programming companies. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than the Company. In addition, the Company competes with its clients' internal IT personnel. Such competition may impose additional pricing pressures on the Company. The principal competitive factors involve speed and reliability in the conversion process and the price charged for the services. There can be no assurance that the Company can compete successfully with its existing competitors or with any new competitors.

          Potential for Contract and Other Liability. The Company's products and services relating to solutions addressing the Year 2000 problem involve key aspects of its clients' software application. A failure in a client's application or errors in the Year 2000 conversion of the application could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. The Company attempts to limit contractually its liability for damages arising from negligence or omissions in rendering services. Despite this precaution, there can be no assurance that the limitations of liability set forth in its contracts would be enforceable or would otherwise protect the Company from liability for damages. Additionally, the Company maintains general liability insurance coverage, including coverage for errors and omissions. However, there can be no assurance that such coverage will continue to be available on acceptable terms, or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not disclaim coverage as to any future claim. The successful assertion of one or more large claims against the Company that exceed available insurance coverage or change in the Company's insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on the Company's business, financial condition and results of operations. Furthermore, litigation, regardless of its outcome, could result in substantial cost to the Company and divert management's attention from the Company's operations. Any contract liability claim or litigation against the Company could, therefore, have a material adverse effect on the Company's business, financial condition and results of operations.

          The Company's contract computer programming services business involves assigning technical personnel to the workplace of the client, typically under the client's supervision. Although the Company has little control over the client's workplace, the Company may be exposed to claims of discrimination and harassment and other similar claims as a result of inappropriate actions allegedly taken against technical personnel by clients. As an employer, the Company is also exposed to other

624906.6
                                        9
possible employment-related claims. The Company is also exposed to liability with respect to actions taken by its technical personnel while on a project, such as damages caused by technical personnel errors, misuse of client proprietary information or theft of client property. To reduce such exposures, the Company maintains insurance policies and a fidelity bond covering general liability, worker's compensation claims, errors and omissions and employee theft. In certain instances, the Company indemnifies its clients from the foregoing. There can be no assurance that insurance coverage will continue to be available, continue to be available at its current price or that it will be adequate to cover any such liability.

          Volatility of Stock Price. The market prices for securities of technology companies and, particularly, companies engaged in the Year 2000 conversion market, have historically been highly volatile. In particular, the Company's Common Stock has experienced periods of high volume and large price movements. Future announcements concerning the Company or its competitors, as well as period-to-period variances in financial results, could cause the market price of the Common Stock to fluctuate substantially. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Common Stock.

          Shares Available for Resale. All of the outstanding shares of Common Stock will be eligible for immediate sale in the public market, subject in certain cases to compliance with the provisions of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of Common Stock pursuant to Rule 144 or otherwise may have an adverse effect on the market price of the Common Stock.

          Certain Anti-Takeover Provisions May Inhibit a Change of Control. In addition to the significant ownership of Common Stock by Joseph F. Hughes, certain provisions of the Company's charter and by-laws may have the effect of discouraging a third party from making an acquisition proposal for the Company and may thereby inhibit a change in control of the Company under circumstances that could give the holders of Common Stock the opportunity to realize a premium over the then-prevailing market prices. Such provisions include a classified Board of Directors, advance notice requirements for nomination of directors and certain shareholder proposals set forth in the Company's Certificate of Incorporation and by-laws.

          New Classes and Series of Stock. The Company's charter authorizes the Board of Directors to create new classes and series of preferred stock and to establish the preferences and rights of any such classes and series without further action of the shareholders. The issuance of additional classes or series of Capital Stock may have the effect of delaying, deferring or preventing a change in control of the Company.


 624906.6
                                       10

                                 USE OF PROCEEDS

         The  Common   Stock   offered   hereby  are  offered  by  the  Selling
Stockholders. See "Selling Securityholders" and "Plan of Distribution". The Company will not receive any proceeds from the sale of the Common Stock.

                             SELLING SECURITYHOLDERS

          The following table sets forth certain information as of the date hereof, with respect to the Common Stock held by each Selling Stockholder. Except as set forth below, none of the Selling Stockholders has had a material relationship with the Company within the past three years other than as a result of the ownership of the Common Stock. The Common Stock offered by this Prospectus may be offered from time to time by the Selling Stockholders named below:

           A                         B                 C               D

                                  Numbers of                       Percentage
                                  Shares of     Number of Shares  Represented
                                 Common Stock   Offered for Sale  by Column B
                                 Beneficially   Pursuant to this   of Shares
    Name and Address                Owned          Prospectus     Outstanding
    ----------------                -----          ----------     -----------
Massachusetts Mutual Life         92,000(1)          92,000          1.54%
Insurance Company
1295 State Street
Springfield, MA  01111-0001

MassMutual Corporate Value        46,000(1)          46,000          0.77%
Partners Limited
c/o Bank of America Trust
and Banking Corporation
(Cayman) Limited
P. O. Box 1092
George Town
Grand Cayman
Cayman Islands, B.W.I.

MassMutual High Yield             62,000(1)          62,000          1.04%
Partners, LLC
c/o HYP Management, Inc.
1295 State Street
Springfield, MA  01111-0001


624906.6
                                           11

            A                         B                C               D

                                  Numbers of                       Percentage
                                  Shares of     Number of Shares  Represented
                                 Common Stock   Offered for Sale  by Column B
                                 Beneficially   Pursuant to this   of Shares
      Name and Address               Owned        Prospectus      Outstanding
      ----------------               -----        ----------      -----------

Special Situations Cayman         104,000(2)         70,000           1.74%
Fund, L.P.
153 East 53rd Street, 51st Fl.
New York, NY 10022

Special Situations Fund III,      291,000(2)        203,000          4.86%
L.P.
153 East 53rd Street, 51st Fl.
New York, NY 10022

Special Situations Private        95,000(2)          95,000          1.59%
Equity Fund, L.P.
153 East 53rd Street, 51st Fl.
New York, NY 10022

Special Situations                58,000(2)          36,000          0.97%
Technology Fund, L.P.
153 East 53rd Street, 51st Fl.
New York, NY 10022

William J. Barrett                62,000(3)        45,000(4)         1.04%
c/o Janney Montgomery
Scott Inc.
26 Broadway
New York, NY 10004

Herbert M. Gardner                27,000(5)          15,000          0.45%
c/o Janney Montgomery
Scott Inc.
26 Broadway
New York, NY 10004

(1) MassMutual Corporate Value Partners Ltd. is owned 93% by MassMutual Corporate Value Limited, which in turn is owned 46% by MassMutual Holding MSC, Inc., which in turn is wholly owned by MassMutual Holding Company, a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company. MassMutual High Yield Partners LLC is owned 36% by MMHC Investment Inc., 5% by Massachusetts Mutual Life Insurance Company and 2% by HYP

624906.6
                                       12

          Management, Inc. MMHC Investment Inc. and HYP Management, Inc. are wholly owned by MassMutual Holding Trust II, which in turn is wholly owned by MassMutual Holding Company, a wholly owned subsidiary of Massachusetts Mutual Life Insurance Company.

(2) AWM Investment Company, Inc. ("AWM") is the general partner of and the investment adviser to Special Situations Cayman Fund, L.P. (the "Cayman Fund"), and may be deemed to beneficially own the shares shown in this table as owned by the Cayman Fund. MGP Advisers Limited Partnership ("MGP") is the general partner of and the investment adviser to Special Situations Fund III, L.P. ("SSF"), and may be deemed to beneficially own the shares shown in this table as owned by SSF. MG Advisers, L.L.C. ("MG") is the general partner of and the investment adviser to Special Situations Private Equity Fund, L.P. (the "Private Equity Fund"), and may be deemed to beneficially own the shares shown in this table as owned by the Private Equity Fund. SST Advisers LLC ("SSA") is the general partner of Special Situations Technology Fund, L.P. ("SST"), and may be deemed to beneficially own the shares shown in this table as owned by SST. Austin W. Marxe and David M. Greenhouse, in their capacities as officers, directors and members or principal shareholders of AWM, MGP, MG and SSA, may be deemed to beneficially own the shares shown in this table as owned by the Cayman Fund, SSF, the Private Equity Fund and SST.

(3) Includes 4,000 shares owned of record by Mr. Barrett's wife and 28,000 shares owned of record by JMS Inc. as Custodian for the benefit of the William J. Barrett Keogh.

(4) Includes 15,000 shares owned of record by JMS Inc. as Custodian for the benefit of the William J. Barrett Keogh.

(5) Includes 1,000 shares owned of record by Mr. Gardner's wife, 4,000 shares owned of record by Mr. Gardner's qualified plan, and 7,000 shares owned of record by Mr. Gardner's IRA-Rollover.

The Selling Stockholders may offer all or part of the Common Stock which they hold pursuant to the offering contemplated by this Prospectus. Therefore, no estimate can be given as to the amount of Common Stock that will be held by the Selling Stockholders upon completion of such offering.

                              PLAN OF DISTRIBUTION

          The Common Stock may be sold from time to time to purchasers directly by any of the Selling Stockholders. Alternatively, the Selling Stockholders may from time to time offer the Common Stock through underwriters, dealers or agents, who may receive compensation in the

624906.6
                                       13
form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of Common Stock for whom they may act as agent. The Selling Stockholders and any underwriters, dealers or agents that participate in the distribution of Common Stock may be deemed to be underwriters, and any profit on the sale of Common Stock by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. At the time a particular offer of Common Stock is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

          The Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

          The Company will pay substantially all of the expenses incident to the offering and sale of the Common Stock to the public other than commissions and discounts of underwriters, dealers or agents. Under agreements entered into with the Company, the Selling Stockholders, and any underwriter they may utilize, will be indemnified by the Company against certain civil liabilities, including liabilities under the Securities Act.

         DISCLOSURE OF COMMISSION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

Indemnification of Directors and Officers

          The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

          In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Company eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

624906.6
                                       14

                                  LEGAL MATTERS

          The validity of the securities offered hereby will be passed upon for the Company by Battle Fowler LLP, New York, New York.
                                     EXPERTS

          The financial statements of TSR, Inc. and subsidiaries as of May 31, 1997 and 1996, and for each of the years in the three-year period ended May 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

624906.6
                                       15

                                 660,000 Shares

                                    TSR, INC.

                                  Common Stock

                                 ---------------
                                   PROSPECTUS
                                  _______, 1998
                                 ---------------
No dealer, salesperson or any other person has been authorized to give any information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                                 TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION........................................................2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..............................2
PROSPECTUS SUMMARY...........................................................3
RISK FACTORS.................................................................4
USE OF PROCEEDS.............................................................11
SELLING SECURITYHOLDERS.....................................................11
PLAN OF DISTRIBUTION........................................................13
DISCLOSURE OF COMMISSION ON INDEMNIFICATION FOR SECURITIES ACT
     LIABILITIES............................................................14
LEGAL MATTERS...............................................................15
EXPERTS.....................................................................15




624906.6
                                       16

                                     PART II
                     Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

          The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions) are as follows:
                                                                       Amount
--------------------------------------------------------------------------------
    SEC Registration Fee............................................$4,733.64
     Accounting Fees and Expenses...................................30,000.00
     Legal Fees and Expenses........................................50,000.00
     Miscellaneous Expenses......................................... 5,266.36
--------------------------------------------------------------------------------
              Total................................................$90,000.00
================================================================================



Item 15. Indemnification of Directors and Officers

          The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL, relating to indemnification, is hereby incorporated herein by reference.

          In accordance with Section 102(a)(7) of the GCL, the Certificate of Incorporation of the Registrant eliminates the personal liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in Section 102(a)(7).


Item 16.  Exhibits

3.1*      Certificate of Incorporation of the Registrant.

3.2*      By-laws of the Registrant.

4.1*      Form of Common Stock certificate.

5.1       Opinion of Battle Fowler LLP.

23.1      Consent of Battle Fowler LLP (Included in Exhibit 5.1).

23.2      Consent of KPMG Peat Marwick LLP, Independent Auditors.


624906.6
                                       17

24.1      Power of Attorney (Included on signature page).

----------
*     Incorporated by reference.


Item 17.  Undertakings

          (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

624906.6
                                       18

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 11th day of February, 1997.


                                      TSR, INC.


                                       By:   s/ Joseph F. Hughes
                                           -------------------------

                                           Joseph F. Hughes
                                           President, Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Joseph F. Hughes, or John G. Sharkey, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                     Title                       Date


   s/ Joseph F. Hughes           President, Chairman of        Feb. 11, 1998
-----------------------------
    Name:  Joseph F. Hughes      the Board and Chief Executive
                                 Officer (principal
                                 executive officer)


   s/ John G. Sharkey            Vice President, Finance       Feb. 11, 1998
-----------------------------
    Name:  John G. Sharkey       (Chief Financial and
                                 Accounting Officer)

624906.6
                                       19
   s/ Ernest G. Bago             Director                      February 17, 1998
-----------------------------
    Name:  Ernest G. Bago


   s/ John H. Hochuli, Jr.       Director                      February 17, 1998
-----------------------------
    Name:  John H. Hochuli, Jr.


   s/ Michael P. Dowd            Director                      February 17, 1998
-----------------------------
    Name:  Michael P. Dowd


   s/ James J. Hill              Director                      February 19, 1998
-----------------------------
    Name:  James J. Hill

624906.6
                                       20

                                                                     Exhibit 5.1

                               BATTLE FOWLER LLP
                        A LIMITED LIABILITY PARTNERSHIP
                              75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

                                 (212) 339-9150

Board of Directors
TSR, Inc.
400 Oser Avenue
Hauppauge, New York  11788

                     Re:  TSR, Inc.
                          Public Offering of Common Stock
                          Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for TSR, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for the registration under the Securities Act of up to 660,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock") (the "Shares") all of which have been issued and are outstanding. The Shares are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by certain selling stockholders (the "Selling Stockholders") named in the Registration Statement. Capitalized terms used and not defined in this opinion have the meanings ascribed to them in the Registration Statement. You have requested that we furnish our opinion as to matters hereinafter set forth.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company, including without limitation, the Company's Certificate of Incorporation as amended, and the Company's Bylaws, as amended, resolutions of the Board of Directors and certificates of its officers and of public officials as we have deemed necessary for the purpose of the opinion expressed below.

685715.1

Board of Directors
TSR, Inc.


         In addition, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments furnished to us by the Company.

         We do not express any opinion as to the laws of states or jurisdictions other than the laws of the State of New York, the Delaware General Corporation Law and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

         Based on and subject to the foregoing, we are of the opinion that: the Shares offered by the Selling Stockholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and nonassessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                               Very truly yours,




                                                Battle Fowler LLP

685715.1

                                                                    Exhibit 23.2




                         Consent of Independent Auditors
                         -------------------------------




The Board of Directors
    and Stockholders
TSR, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                           KPMG Peat Marwick LLP

                                                           KPMG PEAT MARWICK LLP



Jericho, New York
February 16, 1998

624906.6
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